UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
August 13, 2009

QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 255-2600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 13, 2009, Quality Systems, Inc. (“QSI”) held its 2009 Annual Meeting. QSI shareholders were asked to consider and vote upon the following three proposals:

      1.    To elect nine persons to serve as directors of QSI; and

      2.    To ratify the appointment of Grant Thornton, LLP as independent public accountants of QSI for the fiscal year ending March 31, 2010.

     The results of the shareholder vote were as follows:

Proposal No. 1 – Election of Directors	Votes For	Withheld

Name of Nominee

Murray Brennan, M.D.	26,644,942	119,742
George Bristol	26,646,586	118,099
Patrick Cline	26,345,223	419,462
Joseph Davis	26,470,787	293,897
Ahmed Hussein	26,300,319	464,366
Philip N. Kaplan	26,646,444	118,241
Russell Pflueger	26,657,951	106,733
Steven T. Plochocki	26,645,540	119,145
Sheldon Razin	26,513,399	501,881

	For	Against	Abstain
Proposal No. 2 – Ratification of Accountants	21,441,483	232,803	25,954

As a result of the shareholder vote, (i) with respect to Proposal No. 1, Messrs. Brennan, Bristol, Cline, Davis, Hussein, Kaplan, Pflueger, Plochocki, and Razin were elected to serve as directors, and (ii) Proposal No. 2 was approved.

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2009

                                          QUALITY SYSTEMS, INC.

                                          By: /s/ Paul Holt
                                              Paul Holt
                                              Chief Financial Officer

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